UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 6, 2006
Date of Report (Date of earliest event reported)

Global Developments Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	98-0453932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 510 - 999 West Hastings Vancouver, B.C.
V6C 2W2
(Address of principal executive offices)	(Zip Code)

604-685-7552
Issuer's telephone number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01   OTHER EVENTS

The attached announcement was released to the news media on December 6, 2006.

GLOBAL INVESTMENT UPDATE: PetroSun to Acquire Maverick Drilling Company

Vancouver, December 6, 2006 - Global Developments, Inc. (GBDP.PK), a publicly traded venture capital company, is pleased to provide the following update with respect to PetroSun Inc., an oil exploration company in which Global holds an equity stake.

PHOENIX, AZ--(MARKET WIRE)--Dec 6, 2006 -- PetroSun, Incorporated (Other OTC:PSUD.PK - News) announced today that the company has executed a Letter of Intent to acquire Maverick Drilling Company, Incorporated and Maverick Drilling Services, LLC. Financial terms of the transaction were not disclosed.

Maverick Drilling is an Austin, Texas-based drilling company with four land-based rigs which have serviced the Texas and Louisiana Gulf Coast as well as Central and East Texas for over three decades. Management will remain in place following the acquisition, including veteran driller Don Henrich, who will remain as President of Maverick Drilling.

Another energy veteran, Brad Simmons, heads Willis,Texas-based Maverick Drilling Services. Mr. Simmons will oversee deployment of drilling and associated energy services and anticipated rig fleet expansion throughout Maverick's domestic and overseas drilling operations. PetroSun had previously announced expansion into Australia through Icon Drilling that is based in Brisbane.

"The acquisition of Maverick Drilling and Maverick Drilling Services and their seasoned management teams is a tremendous addition for PetroSun and its future plans," said Rayfield Wright, President of PetroSun. "This is an excellent fit into the growing PetroSun family with Maverick's capabilities to deploy on-shore drilling rigs and expertise virtually anywhere in the world." The transactions are expected to close no later than the first quarter of 2007.

About PetroSun

PetroSun's current operations are concentrated in the Ark-La-Tex region with plans to expand into New Mexico, Arizona, Utah and Australia in 2007. PetroSun provides a comprehensive array of products and services to the oil industry. Algae BioFuels, a wholly owned subsidiary of PetroSun, is an emerging producer of biodiesel derived from the cultivation of algae. The Company's cutting edge technologies, combined with a proven ability to apply them effectively and safely within a disciplined ROI framework, creates long-term value for PetroSun shareholders and partners. PetroSun is headquartered in Phoenix, Arizona. For more information about PetroSun visit the company's website at http://www.petrosun.us.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Developments Inc.

Date: December 6, 2006	By:	/s/ John D. Briner
President